                                 SECOND AMENDMENT TO

                         FORBEARANCE AND AMENDMENT AGREEMENT



    THIS SECOND AMENDMENT is made as of June 4, 1996 by and among Nuclear Metals, Inc., a Massachusetts corporation ("Nuclear Metals"), Carolina Metals, Inc., a Delaware corporation ("Carolina Metals")(Nuclear Metals and Carolina Metals are herein collectively referred to as the "Borrowers") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank"). The Borrowers and the Bank have executed a Forbearance and Amendment Agreement dated as of January 11, 1996, as modified by a letter agreement dated January 31, 1996 and by a First Amendment to Forbearance and Amendment Agreement dated as of February 15, 1996 (as amended, the "Agreement") and wish to further modify the Agreement. Terms not otherwise defined herein shall be used as defined in the Agreement. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

    1. The definition of "Eligible Accounts" in Section 1.02b of the Credit Agreement is hereby amended by deleting subsection (g) therefrom and relettering existing subsections "(h)" and "(i)" as subsections "(g)" and "(h)".

    2. Section 7(d) of the Agreement is hereby amended by deleting from the definition of "Overadvance Amount" the following: "(c) for the period May 16, 1996 to October 31, 1996, $1,000,000, and (d) at any time after October 31, 1996, $0" and substituting the following therefor: "(c) for the period May 16, 1996 through December 31, 1996, $1,000,000, and (d) at all times thereafter, $0".

    3. Exhibit 1.02(b)(ii) to the Agreement is hereby amended by (i) deleting subsections 2.(g) and 5.(g) therefrom, (ii) deleting the following from subsection 3: "((d), (e), (f) and (g))" and substituting the following therefor: "((d), (e) and (f))" and (iii) deleting the following from subsection 6: "((d), (e), (f) and (g))" and substituting the following therefor: "((d), (e) and (f))". All Borrowing Base information and Borrowing Base Certificates hereafter delivered by the Borrower to the Bank shall reflect the amendments described herein. The form of Exhibit 1.02(b)(ii) attached hereto shall hereafter constitute the form of Borrowing Base Certificate and Exhibit 1.02(b)(ii) to be delivered in connection with the Credit Agreement.


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                                         -2-

    4. Other than as amended hereby, all terms and conditions of the Agreement remain in full force and effect and the Borrowers ratify and affirm the terms thereof as of the date hereof. In addition, the Borrowers ratify and affirm the terms of the Loan Documents and the Bond Documents and all security documents executed in connection therewith including the Security Agreement, and Carolina Metals confirms the terms of the 1995 Guaranty, as amended, as of the date hereof.

    5. Based on the Borrowing Base Certificate delivered by the Borrowers to the Bank dated May 24, 1996 (the "May 24 Borrowing Base Certificate"), the amount of outstanding Advances under the Credit Agreement exceeded the applicable Borrowing Base as of the date of the May 24 Borrowing Base Certificate (such condition, the "Formula Noncompliance"), and as a result, an Event of Default has occurred under Article V of the Credit Agreement. The Bank hereby waives the foregoing Event of Default provided that on or before June 7, 1996 the Borrower eliminates the Formula Noncompliance and submits to the Bank a current Borrowing Base Certificate showing elimination of the Formula Noncompliance. In the event that the Borrower has not complied with the foregoing on or before June 7, 1996, such event shall constitute a default under the Agreement and an Event of Default under the Credit Agreement. Other than with respect to the Formula Noncompliance, the Borrowers represent to the Bank that no default or event of default has occurred under the Bond Documents or Loan Documents other than as contemplated under the Agreement.

    6. The Borrowers jointly and severally release, remise and forever discharge the Bank and each of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns of and from any and all claims, obligations, demands, causes of action, counterclaims and defenses of any kind or nature whatsoever (including any claims, counterclaims or defenses based on so-called lender liability), which either or both of the Borrowers now has against the Bank and/or any of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns, or ever had from the beginning of the world to the date hereof.

    7. This Second Amendment may be executed in counterparts each of which shall be deemed to be an original document.


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                                         -3-

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as an instrument executed under seal to be governed by the laws of The Commonwealth of Massachusetts effective as of May 31, 1996.




                                       NUCLEAR METALS, INC.


                                       By: /s/ James M. Spiezio
                                           -------------------
                                       Title: VP of Finance
                                              ----------------


                                       CAROLINA METALS, INC.


                                       By: /s/ James M. Spiezio
                                           -------------------
                                       Title: VP of Finance
                                              ----------------



                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ Kenneth J. Mooney
                                           ---------------------

                                       Title: Vice President
                                              ------------------